EXHIBIT 10.2

FORM OF
PACIFIC PREMIER BANCORP, INC.
2012 LONG-TERM INCENTIVE PLAN
INCENTIVE STOCK OPTION AWARD AGREEMENT

This Incentive Stock Option Agreement (“Option Agreement”), is dated as of _____________ ___, 201_ (the “Grant Date”), between Pacific Premier Bancorp, Inc., a Delaware corporation, and any Subsidiary (the “Company”), and _______________ (the “Participant”). This Option Agreement is pursuant to the terms of the Pacific Premier Bancorp, Inc. 2012 Long-Term Incentive Plan (the “Plan”), a copy of which has been furnished to the Participant and the terms of which are incorporated herein by reference. Unless otherwise indicated, whenever capitalized terms are used in this Option Agreement, they shall have the meanings set forth in the Plan.

Section 1. Grant of Options.  The Participant is hereby granted an option representing ______________ shares (“Shares”) of Company common stock (“Common Stock”) under the terms and conditions specified herein (the “Option”). Such Option is intended to constitute an Incentive Stock Option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).   If the Option granted hereunder fails to qualify as an Incentive Stock Option for any reason, then the Option, or portion thereof that does not so qualify, shall be treated as a Nonqualified Stock Option.

Section 2. Option Price.  The exercise price of the Option shall be $____ per share (the “Option Price”).

Section 3. Vesting of Option.

3.1           Vesting Schedule.  The Option shall vest and become exercisable based on the passage of time according to the following vesting schedule:

Number of Shares	Vesting Date1

No vesting shall occur on or after the date that a Participant’s employment with the Company terminates for any reason other than as described herein.

3.2           Accelerated Vesting.  Notwithstanding Section 3.1 hereof, the Option shall become fully and immediately vested and exercisable upon: (i) a Change in Control, as set forth in Section 8.01(c) of the Plan; (ii) the death or Disability of the Participant, as set forth in Section 8.01(b) of the Plan; (iii) the Participant’s termination without Cause, as set forth in Section 8.01(d) of the Plan; or (iv) the Participant’s resignation with Good Reason, as set forth in Section 8.01(d) of the Plan.  If your employment is terminated by the Company with Cause or if you resign for other than Good Reason, then the unvested portion of your Option will be forfeited at the close of business on your termination/resignation date.

Section 4.  Option Term. The Option may be exercised, to the extent that it is vested pursuant to Section 3, during the Option Term, unless earlier terminated in accordance with the terms of the Plan.  For purposes hereof, the “Option Term” shall commence on the Grant Date and shall expire on the tenth anniversary thereof.  Upon the expiration of the Option Term, to the extent unexercised, the Option shall terminate and be of no further force or effect.

Section 5. Exercise of Option. An Option may be exercised by the Participant (or such other person as may be specified in the Plan) to the extent vested, with respect to whole shares only, by giving written notice to the Company of exercise along with payment of the aggregate exercise price.

The Option Price for the Shares acquired pursuant to the exercise of the Option shall be paid: (i) in cash or by check; (ii) in whole shares of Common Stock; or (iii) a combination of (i) and (ii) above.  The value of any share of Common Stock delivered in payment of the Option Price shall be its Fair Market Value of a share of Common Stock on the date the Option is exercised.  The Participant may elect to exercise vested Options by surrendering an amount of Common Stock already owned by the Participant equal to the aggregate Option Price.  To the extent that the Common Stock is publicly traded, the Participant also may elect to make payment of the Option Price by arranging with a third party broker to sell a number of Shares otherwise deliverable to the Participant and attributable to the exercise of the Option in order to pay the aggregate exercise price of the Option and any applicable withholding and employment taxes due.

Section 6.  Withholding of Taxes.  The Company shall withhold from any amounts due and payable by the Company to the Participant (or secure payment from the Participant in lieu of withholding) the amount of any federal or state withholding or other taxes, if any, due from the Company with respect to the exercise of the Option, and the Company may defer such issuance until such withholding or payment is made unless otherwise indemnified to its satisfaction with respect thereto. The Company shall have the right to: (i) make deductions from any settlement of this Option, including the delivery of Shares, or require Shares or cash, or both, be withheld from any settlement of this Option, in each case in an amount sufficient to satisfy the withholding obligation; or (ii) take such other action as may be necessary or appropriate to satisfy the withholding obligation.

Section 7.  Adjustments.  If at any time while the Option is outstanding, the number of outstanding shares of Common Stock is changed by reason of a reorganization, recapitalization, stock split or any other event described in Article V of the Plan, the number and/or kind of Shares subject to the Option and/or the Option Price of such Shares shall be adjusted in accordance with the provisions of the Plan.

Section 8. Option Not Transferable. This Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except by will or laws of descent and distribution, and during the Participant’s life, may only be exercised by the Participant.  Any attempt to effect a transfer of this Option that is not otherwise permitted by the Board of Directors, the Plan, or this Option Agreement shall be null and void.

Section 9. No Rights as a Shareholder or to Continued Employment.

9.1           No Rights as a Shareholder. The Participant shall not have any privileges of a shareholder of the Company with respect to any Shares subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to pay any dividends or otherwise afford any rights to which Shares are entitled with respect to such Shares, until the date of the issuance to the Participant of a stock certificate evidencing such Shares.

9.2           No Right to Continued Employment. Nothing in this Option Agreement shall confer upon a Participant who is an employee of the Company any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the Participant’s employment at any time.

Section 10.  Incentive Stock Option Limitation. Pursuant to section 422(d) of the Code, to the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under all plans of the Company exceeds $100,000, such Options shall be treated as Nonqualified Stock Options and (the Company shall designate which Options will be treated as Nonqualified Stock Options).

Section 11.  Disqualifying Disposition. If Shares acquired by exercise of the Option are disposed of within two years following the Grant Date or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Compensation Committee may reasonably require.

Section 12.  Miscellaneous Provisions.

12.1           Notices.  All notices, requests and demands to or upon a party hereto shall be in writing and shall be deemed to have been duly given when delivered by hand or three days after being deposited in the mail, postage prepaid or, in the case of facsimile notice, when received, addressed as follows or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

If to the Company, to the following address:

Attn: Secretary
Pacific Premier Bancorp, Inc.
1600 Sunflower Ave. 2nd Floor
Costa Mesa, CA 92626

If to the Participant, to the address or facsimile number as shown on the signature page hereto.

12.2           Amendment.  This Option Agreement may be amended only by a writing executed by the parties hereto that specifically states that it is amending this Option Agreement.

12.3           Governing Law.  This Option Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware (without regard to choice of law provisions).

12.4           Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

12.5           Construction.  The construction of this Option Agreement is vested in the Company’s Compensation Committee and its Board of Directors and such construction shall be final and conclusive on all persons.

IN WITNESS WHEREOF, this Option Agreement has been executed and delivered by the parties hereto.

COMPANY:	PACIFIC PREMIER BANCORP, INC.

By:
Name:
Title:

PARTICIPANT:
Name:

Address:

Telephone Number:

Facsimile:

1 The Plan provides for a 3-year cliff vesting schedule unless otherwise determined by the Committee.